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EXHIBIT 8.1

LIST OF SIGNIFICANT SUBSIDIARIES(1)

Incorporated in Portugal

Directel Listas Telefónicas Internacionais, Lda.
Portugal Telecom—Associação de Cuidados de Saúde
Portugal Telecom Inovação, S.A.
Previsão—Sociedade Gestora de Fundos de Pensões, S.A.
PT Centro Corporativo, S.A.
PT Compras—Serviços de Consultoria e Negociação, S.A.
PT Comunicações, S.A.
PT Contact—Telemarketing e Serviços de Informação, S.A.
PT Investimentos Internacionais, S.A.
PT Móveis, S.G.P.S., S.A.
PT Participações, SGPS, S.A.
PT Portugal, S.G.P.S., S.A.
PT Prestações-Mandatária de Aquisições e Gestão de Bens, S.A.
PT Prime—Soluções Empresariais de Telecomunicações e Sistemas, S.A.
PT Pro, Serviços Administrativos e de Gestão Partilhados, S.A.
PT Sistemas de Informação, S.A.
PT Ventures, SGPS, S.A.
TMN—Telecomunicações Móveis Nacionais, S.A.

Incorporated in Brazil

Dedic, S.A.
Portugal Telecom, Brasil, S.A.
PT Inovação Brasil, Ltda.
Telemig Celular, S.A. (17.9% ownership, including a 42.6% voting interest)
Universo Online S.A. (29.0%)
Vivo Participações S.A. (31.8% ownership, including a 44.5% voting interest)
Vivo, S.A. (31.8% ownership, including a 44.5% voting interest)

Incorporated in the Netherlands

Africatel Holdings B.V. (75.0%)
Brasilcel, N.V. (50.0%)
Portugal Telecom International Finance B.V.

Other

Cabo Verde Telecom, S.A. (40.0%)
CST—Companhia Santomensa de Telecomunicações, S.A.R.L. (51.0%)
CTM—Companhia de Telecomunicações de Macau, S.A.R.L. (28.0%)
MTC—Mobile Telecommunications Limited (34.0%)
Timor Telecom, S.A. (41.1%)
Unitel (25.0%)

(1)
All subsidiaries are wholly owned by Portugal Telecom, except where ownership is noted in parentheses.

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  EXHIBIT 8.1
LIST OF SIGNIFICANT SUBSIDIARIES(1)